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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GENUITY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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225 Presidential Way
Woburn, Massachusetts 01801
U.S.A.
April 11, 2002

Dear Stockholder:

        You are cordially invited to attend the annual meeting of the holders of our Class A and Class B common stock to be held on Thursday, May 16, 2002, at 8:00 a.m., local time, at The Westin Grand Hotel, 2350 M Street, NW, Washington, D.C. At this meeting, the holders of our Class A common stock and Class B common stock are being asked to elect four directors as Class II directors to serve for three years and to approve amendments to our Amended and Restated Certificate of Incorporation, to be filed at the discretion of the Board of Directors, to effect a reverse stock split of all outstanding shares of Class A and Class B common stock at a ratio to be determined by the Board of Directors.

        Your Board of Directors recommends that you vote your shares of Class A common stock and Class B common stock for the nominees for director and for the amendments to our Amended and Restated Certificate of Incorporation, to be filed at the discretion of the Board of Directors, to effect a reverse stock split of all outstanding shares of Class A and Class B common stock at a ratio to be determined by the Board of Directors. The Board of Directors reserves the right, however, to elect not to proceed with the reverse stock split if it determines that the reverse stock split is no longer in the best interests of Genuity and its stockholders. You should read with care the enclosed proxy statement that describes the nominees and presents other important information about the election and the reverse stock split. Whether or not you plan to attend the annual meeting, we ask that you please complete, sign, date and promptly return the accompanying proxy card in the enclosed, self-addressed postage paid envelope or, if you prefer, vote by proxy over the Internet or by telephone using the instructions on the enclosed proxy.

        I thank you for your support.

                      Sincerely,

                      Paul R. Gudonis
                       Chairman of the Board and Chief Executive Officer

225 Presidential Way
Woburn, Massachusetts 01801
U.S.A.

NOTICE OF 2002 ANNUAL MEETING OF CLASS A AND CLASS B STOCKHOLDERS
May 16, 2002
8:00 a.m.

        We are holding our annual meeting of the holders of our Class A common stock and Class B common stock at The Westin Grand Hotel, 2350 M Street, NW, Washington, D.C., on Thursday, May 16, 2002 at 8:00 a.m., local time, for the following purposes:

  1.
  To elect four directors as Class II directors to serve for three-year terms.

  2.
  To approve amendments to the Amended and Restated Certificate of Incorporation of Genuity, to be filed at the discretion of the Board of Directors, to effect a reverse stock split of all of the outstanding shares of Class A and Class B common stock at each whole number ratio from and including two-to-one through and including twenty-to-one.

        The Board of Directors has fixed Tuesday, April 2, 2002 as the record date for the annual meeting. Only holders of record at the close of business on that day will be entitled to vote at the annual meeting or any adjournment of the annual meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. It is important that your shares be represented at the annual meeting, and your promptness will assist us to prepare for the annual meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                      By Order of the Board of Directors,

                      Ira H. Parker
                       General Counsel and Secretary

April 11, 2002

GENUITY INC.

PROXY STATEMENT
ANNUAL MEETING OF CLASS A AND CLASS B STOCKHOLDERS

GENERAL INFORMATION

        The Board of Directors of Genuity Inc., a Delaware corporation, is soliciting the enclosed proxy form from our Class A and Class B stockholders. The proxy will be used at our 2002 Annual Meeting of Class A and Class B stockholders to be held at 8:00 a.m., local time on Thursday, May 16, 2002 at The Westin Grand Hotel, 2350 M Street, NW, Washington, D.C.

        This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures.

        We use several abbreviations in this proxy statement. We refer to our company as "Genuity" or the "Company." We call our Board of Directors the "Board." References to "fiscal 2001" mean our 2001 fiscal year, which began on January 1, 2001 and ended on December 31, 2001.

Who May Attend and Vote?

        Our Board of Directors is sending this proxy statement on or about April 11, 2002 to all of our stockholders as of the record date, April 2, 2002. Stockholders who owned our Class A common stock and Class B common stock at the close of business on April 2, 2002 are entitled to attend and vote at the annual meeting. On the record date, we had 205,248,400 shares of our Class A common stock issued and outstanding and 18,256,000 shares of our Class B common stock issued and outstanding. As of April 2, 2002, we had 1,061 record Class A common stockholders and two record Class B common stockholders. We believe that our Class A common stock is held by approximately 85,000 beneficial owners.

How Do I Vote?

        As a stockholder, you have the right to vote on certain business matters affecting our company. The two proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled "Proposal One" and "Proposal Two." Each share of our Class A common stock and Class B common stock you own entitles you to one vote on each of the proposals submitted. The enclosed proxy card indicates the number of shares you own. Neither the Class A common stock nor the Class B common stock has cumulative voting rights. The votes cast at the annual meeting, either by proxy or in person, will be counted by an entity appointed by us to act as the inspector of election for the annual meeting.

        We recommend that you vote by proxy even if you plan to attend the annual meeting. If you are a holder of Class A common stock, you may vote by proxy in three ways:

  •
  By Telephone.  You can vote your shares of Class A common stock by calling the number on the enclosed proxy and following the recorded instructions. Our telephone voting option is available twenty-four hours a day. If you vote by telephone, you do not need to return the enclosed proxy card.

  •
  By Internet.  You can also choose to vote your shares of Class A common stock over the Internet by going to the web site noted on the enclosed proxy card and following the instructions. Our Internet voting option is available twenty-four hours a day. If you vote over the Internet, you do not need to return the enclosed proxy card.

  •
  In Writing.  You may also complete, sign, date and return the enclosed proxy card in the self-addressed postage paid envelope provided.

        By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If a proxy card is duly executed and received by the Secretary of Genuity, but no instructions are indicated, then the proxy will be voted "FOR" the election of all of the nominees for director named herein and "FOR" the approval of the amendments to our Amended and Restated Certificate of Incorporation to be filed at the discretion of the Board of Directors to effect a reverse stock split of all of the outstanding shares of Class A common stock and Class B common stock at each whole number ratio from and including two-to-one through and including twenty-to-one. If you attend the meeting, and you are a record stockholder, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

What Does the Board of Directors Recommend?

        If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends that you vote:

  •
  FOR the four nominees for Class II directors identified in Proposal One; and

  •
  FOR the amendments to our Amended and Restated Certificate of Incorporation, to be filed at the discretion of the Board of Directors, to effect a reverse stock split of all of the outstanding shares of Class A and Class B common stock at each whole number ratio from and including two-to-one through and including twenty-to-one.

What Vote Is Required for Each Proposal?

        Consistent with Delaware law and our by-laws, the holders of a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. A plurality of the votes properly cast is required for the election of directors. The four directors receiving the most votes will therefore be elected to office. The affirmative vote of the majority of the outstanding shares of the Class A common stock and Class B common stock, each voting separately as a class, is necessary to approve the amendments to our Amended and Restated Certificate of Incorporation to be filed at the discretion of the Board of Directors to effect a reverse stock split of all outstanding shares of our Class A common stock and Class B common stock at each whole number ratio from and including two-to-one through and including twenty-to-one.

        Shares represented by proxies that indicate an abstention or a "broker non-vote" (that is, shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Shares indicating an abstention and shares indicating a broker non-vote, however, will not constitute votes cast at the meeting and thus will have no effect on the outcome.

May I Change My Vote After I Return My Proxy Card?

        Yes. Any record stockholder has the right to revoke his or her proxy card at any time before it is voted by: (1) attending the meeting and voting in person; (2) by filing with our Secretary a written instrument revoking the proxy card; or (3) delivering to our Secretary another newly executed proxy card bearing a later date. Beneficial holders should contact their banks or brokers for instructions on how to change their votes.

PROPOSAL ONE:    ELECTION OF DIRECTORS

        Our By-laws provide that our Board of Directors will consist of no less than three persons and no more than twenty-one. Our Board of Directors is currently fixed at thirteen persons.

        The Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Paul J. Collins, John H. Dasburg, Gordon Eubanks and Benson P. Shapiro are the directors whose terms expire at this annual meeting and who have been nominated for re-election to the Board to serve until the 2005 annual meeting or until their successors are elected. All of the nominees are currently directors and were elected to the Board by the Class A common stockholders and Class B common stockholders.

        All nominees for director have indicated their willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy. Our Board of Directors is not aware of any reason that might cause any nominee for director to be unavailable. The nominees for directors are as follows:

NOMINEES FOR CLASS II DIRECTORS—TERMS EXPIRING 2005

Paul J. Collins
Age: 65
Director since September 2000

        Mr. Collins retired in October 2000 as Vice Chairman of Citigroup, a financial services company, where he had served as Vice Chairman since the formation of Citigroup in 1998. From 1988 to 1998, Mr. Collins served as Vice Chairman and a member of the board of directors of Citicorp and Citibank. Mr. Collins is a director for the Kimberly-Clark Corporation, Nokia Corporation and BG Group plc. Mr. Collins holds a B.B.A from the University of Wisconsin and an M.B.A from the Harvard Business School.

John H. Dasburg
Age: 59
Director since September 2000

        Mr. Dasburg joined Burger King Corporation as Chairman, Chief Executive Officer and President in April 2001. Prior to joining Burger King Corporation, Mr. Dasburg served as President and Chief Executive Officer of Northwest Airlines from 1990 to March 2001. Prior to joining Northwest Airlines, Mr. Dasburg served as President of Marriott's Lodging Group and Executive Vice President and CFO of Marriott Corporation. Prior to his tenure at Marriott, he was a partner with KPMG Peat Marwick, an international public accounting firm. Mr. Dasburg is a director of the St. Paul Companies. Mr. Dasburg holds a B.S. in Engineering, an M.B.A. and a J.D. from the University of Florida.

Gordon Eubanks
Age: 55
Director since September 2000

        Mr. Eubanks has served as President and Chief Executive Officer of Oblix, Inc., a software development company, since April 1999. From 1984 to 1999, Mr. Eubanks was President and Chief Executive Officer of Symantec Corporation, a software utility development company. Mr. Eubanks was the founder of C&E Software, which merged with Symantec in 1984. Mr. Eubanks has a B.S. in Engineering from Oklahoma State University and an M.S. in Computer Science from the Naval Postgraduate School in Monterey, California.

Benson P. Shapiro
Age: 60
Director since September 2000

        Professor Shapiro is the Malcolm P. McNair Professor of Marketing Emeritus at the Harvard Business School. He continues to teach there in several executive programs. Professor Shapiro has also served as the President of B.P. Shapiro, Inc., a business consulting firm that he founded in 1972. Professor Shapiro is a director of United Stationers. Professor Shapiro holds a B.S. in Chemical Engineering from the University of Michigan and an M.B.A. and D.B.A. from the Harvard Business School.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2004

Philippe P. Dauman
Age: 48
Director since June 2000

        Mr. Dauman has served as Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm, since May 2000. From January 1996 to May 2000, Mr. Dauman was Deputy Chairman and Executive Vice President of Viacom, Inc., a diversified entertainment company. Prior to January 1996, Mr. Dauman served as Executive Vice President, General Counsel and Chief Administrative Officer of Viacom, Inc. Mr. Dauman is a director of Viacom, Inc., Blockbuster, Inc., Lafarge Corporation and National Amusements, Inc. Mr. Dauman received a B.A. from Yale University and received a J.D. from Columbia University School of Law.

Duncan M. Davidson
Age: 49
Director since June 2000

        Mr. Davidson has served as Chief Executive Officer of SkyPilot Network, a wireless broadband company of which he is a co-founder, since December 2000. Prior to joining SkyPilot Network, Mr. Davidson served as Senior Vice President, Business Development of InterTrust, a digital rights management software company, from July 1997 to November 2000. Before joining InterTrust, Mr. Davidson was managing partner of Gemini McKenna, an alliance between Gemini Consulting and Regis-McKenna, Inc., and The McKenna Group, from August 1995 to July 1997. From April 1989 to August 1995, Mr. Davidson was also Vice President of Gemini Consulting, the management consulting arm of Cap Gemini, a systems integrator, and its predecessor, The MAC Group. Mr. Davidson is a founder of Covad Communications, a telecommunications company providing digital subscriber line services, and serves on its board of advisors. Mr. Davidson received an Sc.B. in Physics-Mathematics from Brown University and a J.D. from the University of Michigan.

John W. Gerdelman
Age: 49
Director since June 2000

        Mr. Gerdelman has served as a managing member of mortonsgroup, LLC, a company investing in early stage companies, since September 1999. From April 1999 to September 1999, Mr. Gerdelman served as President and Chief Executive Officer of USA.Net, an electronic messaging services company. From September 1994 to April 1999, Mr. Gerdelman served as President-Network Services of MCI Communications Corporation, a telecommunications company. Mr. Gerdelman serves as a director of APAC Customer Services, Inc., McDATA Corporation and Sycamore Networks, Inc. Mr. Gerdelman received a B.S. in Chemistry from the College of William and Mary. Effective as of April 1, 2002, Mr. Gerdeman resigned as a director of Genuity.

Debra L. Lee
Age: 47
Director since June 2000

        Ms. Lee has served as President and Chief Operating Officer of BET Holdings II, Inc., a media company, since March 1996. From 1986 to 1996, Ms. Lee served as Executive Vice President and General Counsel of BET Holdings, Inc. Ms. Lee is a director of BET Holdings, Eastman Kodak Company and Washington Gas Light Company. Ms. Lee holds an A.B. from Brown University, an M.P.P. from the John F. Kennedy School of Government and a J.D. from Harvard Law School.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2003

Jeffrey M. Cunningham
Age: 49
Director since September 2000

        Mr. Cunningham has served as Senior Partner of Schroders/IFP, a venture capital firm specializing in eFinance, since September 2000. From 1998 to May 2000, Mr. Cunningham was with CMGI, Inc., an Internet technology holding company, where he served as President of Internet Media Group and President and Chief Executive Officer of Zip2 and MyWay. From 1980 to 1998, Mr. Cunningham was a group publisher with Forbes, Inc. Mr. Cunningham serves as a director for Countrywide Mortgage and PTEK Holdings, Inc. Mr. Cunningham holds a B.A. from Binghamton University and is a graduate of the Finance Executive Program at the Wharton School.

Paul R. Gudonis
Age: 48
Director since April 2000

        Mr. Gudonis has served as our Chairman and Chief Executive Officer since April 2000. From 1994 to March 2000, he served in various executive positions with Genuity, including most recently as President of Genuity beginning in July 1998, one year after GTE Corporation acquired BBN Corporation. From 1990 to 1994, he served as Vice President/General Manager-International of the Communications Industry Group of EDS Corporation. Prior to 1990, Mr. Gudonis served as a senior executive at several venture-backed start-up companies in the Boston, Massachusetts area specializing in software and telecommunications services. Mr. Gudonis serves as a director of Boston Communications Group, Inc., a provider of information technology services to the wireless industry. In addition, he is Vice Chairman of the Massachusetts High Tech Council, a director of the Massachusetts Software and Internet Council and a director of the Massachusetts Telecommunications Council. He is a founding member of the Global Internet Project, a group of Internet chief executive officers who engage in public policy advocacy in support of Internet growth and expansion. Mr. Gudonis holds a B.S. in Electrical Engineering from Northwestern University and an M.B.A. from the Harvard Business School.

John R. Harris
Age: 53
Director since September 2000

        Mr. Harris has served as Chief Executive Officer and President of Exolink, a provider of business integration services to the energy industry since 2001. From 1999 to 2001, Mr. Harris served as Chairman and Chief Executive Officer of Ztango, Inc., a provider of wireless Internet software. From 1973 to 1999, Mr. Harris was with EDS Corporation, an information technology services company, where he served as Vice President—Marketing and Strategy since 1997. From 1990 to 1997, Mr. Harris served as President—Communications Industry Group at EDS Corporation. Mr. Harris serves as a director for Applied Graphics Technology Corporation and Ventiv Health, Inc. Mr. Harris holds a B.B.A. and an M.B.A. from West Georgia University.

Edward D. Horowitz
Age: 54
Director since September 2000

        Mr. Horowitz currently serves as Chairman of EdsLink LLC, a New York City-based venture capital firm providing financial, advisory and technology consulting services. From 1997 to 2000, Mr. Horowitz served as Executive Vice President for Advanced Development of Citigroup, a financial services company and as Founder and Chairman of e-Citi, a subsidiary of Citigroup. In addition, Mr. Horowitz served as senior advisor on the Internet to the Office of the Chairman and a member of the Management and Investment Committees of Citigroup. Prior to joining Citigroup, Mr. Horowitz was Senior Vice President, Viacom Inc., Chairman and Chief Executive Officer of Viacom Interactive Media and a member of the Viacom Executive Committee. Mr. Horowitz holds a B.S. in Physics from the City College of New York and an M.B.A. from Columbia University.

CLASS B DIRECTOR ELECTED ANNUALLY BY THE CLASS B STOCKHOLDERS

Michael T. Masin
Age: 57
Director since April 2000

        Mr. Masin has served as the Vice Chairman and President of Verizon Communications Inc., the company formed by the merger of GTE and Bell Atlantic since June 2000. He is responsible for international wireline and wireless operations, international connectivity, domestic and international directory and information services and Verizon's relationship with Genuity. Prior to joining GTE in October 1993, he was a partner of the law firm O'Melveny & Myers. Mr. Masin holds degrees from Dartmouth College and the UCLA Law School. He is a director of Citigroup, Inc. (New York) and TELUS Communications, Inc. (Canada).

Information With Respect To The Board Of Directors

  Committees and Meetings

        From January 1, 2001 through December 31, 2001, our Board of Directors held eight meetings. Each director attended at least 75 percent of the meetings of the Board of Directors and of each committee of which he or she is a member, with the exception of Mr. Dasburg and in the case of Board meetings only, Mr. Cunningham.

        The Audit Committee, which consists of Messrs. Gerdelman, Collins, Cunningham, Davidson, Eubanks and Harris, each of whom is an independent director under the requirements of NASDAQ, was established on September 21, 2000 and held four meetings during fiscal 2001. The Audit Committee has the authority to recommend the appointment of our independent auditors and assists our Board of Directors in its review of the results and scope of audits, internal accounting controls and other accounting related matters.

        The Compensation Committee, which consists of Ms. Lee and Messrs. Dauman, Dasburg and Masin, was established on November 16, 2000 and held six meetings during fiscal 2001. The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our officers, to approve employee benefit plans and to administer our stock option plans.

        The Governance Committee, which consists of Ms. Lee and Messrs. Cunningham, Dauman, Harris and Horowitz, was established on November 16, 2000 and held two meetings during fiscal 2001. The Governance Committee has the responsibility of acting as a nominating committee for the Board of Directors and is charged with reporting to the Board on all matters relating to the selection, qualifications and responsibilities of, and candidates for election to, the Board.

        The Strategic Issues Committee, which consists of Messrs. Davidson, Dasburg, Horowitz, Masin and Shapiro, was established on November 16, 2000 and held one meeting during fiscal 2001. The purpose of the Strategic Issues Committee is to consider various strategic actions available to us.

        On March 5, 2002, the Board of Directors voted to establish an Executive Committee of the Board to be comprised of the chairs of each of the Audit, Compensation and Governance Committees. The Executive Committee will act as liaison between the Board of Directors and senior management of the Company between meetings of the full Board.

  Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Ms. Lee and Messrs. Dauman, Dasburg and Masin, none of whom is or has been an executive officer or employee of Genuity. None of our executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

  Director Compensation

        We pay cash compensation in the amount of $30,000 annually to non-employee members of our Board of Directors elected by the Class A stockholders. We also reimburse each member of the Board of Directors for reasonable expenses incurred in connection with attending a meeting of the Board of Directors or any committee thereof. In addition, non-employee directors who agreed to serve on our Board of Directors at the time of our initial public offering received options to purchase 30,000 shares of Class A common stock at an exercise price equal to $11.00 per share. In addition, non-employee directors who agreed after our initial public offering to serve on our Board of Directors received, effective upon their election to the Board of Directors by the Class A stockholders, options to purchase 30,000 shares of our Class A common stock at an exercise price equal to the fair market value at the time of the grant. We will grant options to purchase 30,000 shares of Class A common stock to any new director elected at subsequent annual meetings of stockholders. Options issued to the directors vest in three equal installments. The first installment immediately vests on the date of grant, but will not become exercisable until the day immediately before the first annual meeting of the stockholders following the date of grant. The second installment vests and becomes immediately exercisable on the day immediately before the second annual meeting of the stockholders following the date of grant. The third installment vests and becomes immediately exercisable on the day immediately before the third annual meeting of the stockholders following the date of grant.

        All members of the Board of Directors as of June 1, 2001 with the exception of Mr. Masin who has declined to receive any compensation for serving on the Genuity Board of Directors, received a special stock option grant on that date. The number of options received was 15% of the number of options in the grant that was received either at our initial public offering or at the time of election to the Board of Directors, after the initial public offering. Options were granted at an exercise price equal to the fair market value at the time of the grant. These options vest in three installments. The first installment vests 50% after the first year. The second installment vests 25% after the second year. The final installment vests 25% after the third year.

        In November of 2001, the Board of Directors approved an opportunity for employees, officers and directors to replace current vested and unvested stock options granted at the time of our initial public offering in June 2000 through May 31, 2001, with new options scheduled to be granted on or after July 2, 2002. If an election to participate in this offer was made, all of the options elected for cancellation were cancelled on January 1, 2002 and returned to us. All cancelled options are scheduled to be replaced on or after July 2, 2002. The exercise price of the re-granted options will be equal to the average of the high and low prices of our Class A common stock at the time of the replacement grant. The vesting schedule for the options re-granted to the directors will restart on the date of the replacement grant. These options will be fully vested on the same date as the cancelled options, however, such options will now vest in nine equal installments, the first eight installments will vest monthly and the last installment will vest the day before the annual meeting of stockholders in 2003. All members of the Board of Directors were eligible to participate in the offer, with the exception of Mr. Masin who has declined to receive any compensation for serving on our Board of Directors.

INFORMATION REGARDING OTHER EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Joseph C. Farina	52	President and Chief Operating Officer
Daniel P. O'Brien	47	Executive Vice President and Chief Financial Officer
Ira H. Parker	45	Executive Vice President, General Counsel and Secretary
Susan H. Bowman	48	Executive Vice President, Human Resources
James L. Freeze	41	Senior Vice President, Chief Marketing and Strategy Officer

        Joseph C. Farina has served as our President and Chief Operating Officer since June 2000. From 1998 to June 2000, he served as President and Chief Executive Officer of the Bell Atlantic Data Solutions Group. Mr. Farina was also Executive Vice President—Operations Assurance for Bell Atlantic from 1995 to 1998. From 1993 to 1995, Mr. Farina served as both Vice President—Corporate Business Development of NYNEX Corporation, a Regional Bell Operating Company that is now part of Verizon, and President of the NYNEX Network Systems Company. Prior to that, Mr. Farina served as President of NYNEX Properties and Vice President—Operations of NYNEX Mobile Communications. Mr. Farina holds a B.S. from Fordham University and an M.B.A. from St. John's University.

        Daniel P. O'Brien has been our Executive Vice President and Chief Financial Officer since June 2000. From June 1998 to June 2000, Mr. O'Brien served as the Executive Vice President—Finance and Chief Financial Officer of GTE Corporation. From July 1997 to June 1998, he served as Vice President and Treasurer of GTE Corporation, and from October 1995 to July 1997 he served as Assistant Treasurer—Capital Markets for GTE Service Corporation. Prior to 1993, when he joined the Treasury Department of GTE Corporation, Mr. O'Brien held several positions with the Electrical Products Group of GTE Corporation, including Vice President—Controller of European Lighting in Geneva, Switzerland from August 1991 to January 1993. Mr. O'Brien holds a B.S. in Chemistry from Boston College and an M.B.A. from the University of Chicago.

        Ira H. Parker has been our Executive Vice President, General Counsel and Secretary since July 2001. Prior to that he was Senior Vice President, General Counsel and Secretary of Genuity. From November 1997 to June 2000, he served as Vice President and General Counsel of Genuity. In 1999, in addition to his General Counsel position at Genuity, Mr. Parker was appointed Vice President and Deputy General Counsel of GTE Service Corporation. From July 1993 to November 1997, Mr. Parker was a partner in the Washington, D.C. office of the law firm of Alston & Bird. Prior to 1993, Mr. Parker served in a number of positions with the United States Federal Deposit Insurance Corporation, including Assistant General Counsel for Litigation and Policy from August 1989 to May 1992 and Deputy General Counsel for Litigation for the Resolution Trust Corporation from May 1992 to June 1993. Mr. Parker holds a B.A. from Brooklyn College and a J.D. from Emory University.

        Susan H. Bowman has been our Executive Vice President, Human Resources since July 2001. Prior to that she was Senior Vice President, Human Resources of Genuity. From September 1997 to June 2000, Dr. Bowman served as Vice President, Human Resources for Genuity and GTE Technology Service Corporation. Prior to that time, she held several positions with GTE Corporation, including the Director of Staffing and Development for GTE Service Corporation from August 1995 to September 1997. From September 1994 to August 1995, Dr. Bowman served as the Strategic Human Resources Business Partner for the Network Operations Group in GTE Telephone Operations. Prior to that, she held a number of Human Resources positions within GTE and state and federal government. Dr. Bowman holds a Ph.D. in industrial/organizational psychology from the University of South Florida.

        James L. Freeze has been our Senior Vice President, Chief Marketing and Strategy Officer since May 2001. Prior to that he was Senior Vice President and Chief Strategy Officer of Genuity. From August 1999 to June 2000, he served as Vice President of Business Development for Genuity. From

July 1998 to August 1999, he served as a senior telecommunications analyst at Forrester Research, Inc., an Internet research firm. From June 1997 to June 1998, Mr. Freeze served as Vice President of Sales and Marketing of Genuity, Inc., an Internet service provider and web hosting company that we acquired in 1997. In April 2000, we changed our name from GTE Internetworking Incorporated to Genuity Inc. Prior to 1997, he held several positions with CompuServe Inc., a worldwide provider of network access hosting and Internet services to the business and consumer markets, including Director of Marketing and Business Development from January 1995 to May 1997 and Group Manager from June 1994 to December 1994. Mr. Freeze holds a B.S. and M.A. from Ohio State University and a J.D. from Capital University.

EXECUTIVE COMPENSATION REPORT

Genuity Compensation Committee

        The Compensation Committee (the "Committee") is responsible for providing strategic guidance on and approving Genuity's compensation plans and senior management organizational structure. The functions of this board committee include the review and approval of compensation for senior management positions, the review of management recommendations relating to executive incentive compensation plans, the review of Genuity's long-term incentive plan, the administration of executive compensation plans, and the review and recommendation of directors' compensation. The Committee also provides consultation on senior management continuity and matters of senior management organizational structure. The Committee annually reports to the Genuity Board of Directors on its activities. The Committee held six meetings in 2001.

Compensation Philosophy

        Genuity intends to be a world class organization, forming partnerships with customers and employees. Our total compensation package attracts, motivates, retains, and rewards employees with base pay, short-term and long-term incentives and benefits. All of our compensation plans are designed to be market competitive within our industry and to ensure a tangible connection between employee performance and pay. Our compensation plans are in compliance with all country, state and local laws.

        To ensure the market competitiveness of our pay practices, we compare Genuity's compensation plans with those of other companies in the Internet, high technology and communications industries with a reputation for excellence and which we view as direct competitors for talent in the overall labor market. Compensation data for the comparison companies are obtained from benchmarking surveys conducted by nationally recognized independent compensation consultants. Our compensation programs allow Genuity to attract and retain executives of the highest caliber who can achieve Genuity's business goal to be a global, solutions-focused provider of Internet services and business solutions. Our compensation and benefits align our employees' goals with this goal by providing business focus, as well as protecting the interests of our stockholders and being competitive in the Internet market.

        Our employees benefit as Genuity's corporate goals, departmental goals, and their individual goals are met. We achieve this through the various elements of both annual and long-term compensation. Under Genuity's philosophy for executive compensation, base salary is intended to represent less than 40% of total compensation for executive management. The remaining compensation is paid under incentive plans. Payments under these incentive plans are contingent upon the achievement of performance goals.

Base Salary

        Genuity's base salary is based upon market pay, skills, work experience and education as they relate to job responsibilities for the position, as well as ongoing performance. Base salaries are based on the market value of comparable senior executive positions in companies in the Internet, high technology and communications industries similar to Genuity's size and complexity.

        Mr. Gudonis' base salary remained at $500,000 in 2001. The base salaries of all executive officers are reviewed annually. Increases to base salary will be made based on such factors as individual performance, market changes in the value of the position, and the economic and business conditions affecting Genuity at the time.

Short-Term Incentives

        Senior management employees are eligible to receive awards under the Genuity Executive Incentive Plan. In order to provide senior management incentive to achieve Genuity's financial and business goals, Genuity provides an annual incentive compensation program. Under the Genuity Executive Incentive

Plan, a participating employee is eligible to receive an award based on Genuity's performance during the prior fiscal year, the performance of the individual's function, and his or her achievement of previously established individual objectives. At the conclusion of each plan year, the Committee compares Genuity's performance to established qualitative and quantitative objectives. In 2001, Genuity's quantitative objectives were revenue, "EBITDA"(earnings before interest, taxes, depreciation, and amortization), and capital expenditures. Genuity's performance against these objectives served as a baseline for the Committee to determine the 2001 company rating. After the Committee arrived at an overall rating for Genuity, it reviewed and approved the percentage payout of incentive awards to be allocated to each function and subsequent individual awards as proposed by executive management.

        Mr. Gudonis' plan award for 2001 is based upon Genuity's overall performance and Mr. Gudonis' individual performance with respect to critical qualitative and quantitative objectives approved by the Committee. The Committee considered Genuity's financial and operational performance in 2001 and Mr. Gudonis' achievement of qualitative objectives. Specifically, Mr. Gudonis' goals included quantitative goals related to revenue, EBITDA, and capital expenditures. In addition to these quantitative goals, Mr. Gudonis had the following qualitative goals:

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  increase revenue from higher margin, value added services to improve gross margin;

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  increase new orders by expanding the sales force, Verizon channel and ePartner relationships;

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  achieve operational excellence to include reduced provisioning times and improvement in customer satisfaction results;

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  establish the Genuity brand by increasing brand awareness and Genuity's leadership in the Internet infrastructure services business;

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  identify and execute strategic transactions consistent with the long term business plan for Genuity; and

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  create a workplace that compels commitment and accountability, and develops the talent pool while improving diversity of the workforce.

        In the Committee's assessment, Mr. Gudonis achieved a majority of Genuity's financial and operational objectives and the Committee approved his Genuity Executive Incentive Plan award.

Long-Term Incentives

        Genuity grants stock options to all employees to provide a long-term compensation opportunity tied to the performance of Genuity stock, and to encourage an ownership culture by focusing the employees' attention on Genuity's success over the long-term. The stock options also ensure that employees have the opportunity to share in the financial benefits of success.

        All eligible active employees as of June 1, 2001 received a special stock option grant to recognize their value to Genuity and to provide an even greater stake in Genuity. The number of options received was 15% of the number of options granted either at Genuity's initial public offering, or at the time of hire after the initial public offering. Options were granted at an exercise price equal to the market price of our Class A common stock at the time of the grant. These options vest in three installments. The first installment vests 50% after the first year. The second installment vests 25% after the second year. The final installment vests 25% after the third year. The Genuity Named Executive Officers (as defined below) all received a June 1, 2001 grant, including Mr. Gudonis. Genuity also grants stock options to all new hires, to recognize select promotions and to recognize key employees' contributions to the organization.

        On November 15, 2001, the Committee approved an opportunity for employees, officers and directors to replace current vested and unvested stock options granted at the time of our initial public offering in June 2000 through May 31, 2001, with new stock options scheduled to be granted on or after July 2, 2002.

The Committee took a number of factors into consideration when deciding to approve this offer including, the current economic climate and its impact on technology stocks and the practices of other companies in similar situations, as well as the need to provide a meaningful long-term incentive for Genuity's employees.

        If an election to participate in this offer was made, all of the options eligible for cancellation were cancelled on January 1, 2002 and returned to Genuity. All cancelled options are scheduled to be replaced on or after July 2, 2002. The exercise price of the the replacement options will be equal to the average of the high and low prices of our Class A common stock at the time of the replacement grant. The vesting schedule will restart on the date of the replacement grant. These options will be fully vested on the same date as the cancelled options; however, such options will now vest monthly in equal parts instead of annually. The Genuity Named Executive Officers were all eligible for the offer.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code provides, in general, that a public company cannot deduct in any year compensation in excess of $1 million that is paid to its chief executive officer or any of its four other most highly paid named executive officers, other than exempt performance-based compensation. Stock options awarded to date under the Genuity Inc. 2000 Long Term Incentive Plan have been intended to qualify for the performance-based compensation exemption. The Committee is reviewing whether steps should be taken to extend the period during which exempt awards may be granted under the Genuity Inc. 2000 Long Term Incentive Plan. Payments under the Genuity Executive Incentive Plan are not exempt under Section 162(m).

Executive Deferral Plan

        The Genuity Inc. Executive Deferral Plan (the "Deferral Plan") was approved by the Board on May 22, 2000. The Deferral Plan allows eligible executives of Genuity to defer a portion of their salary above a certain threshold and their entire bonus. The amounts deferred will earn a yield determined by the Board of Directors based on one or more investment alternatives, including Genuity Class A common stock. Genuity will provide a matching contribution in Genuity Class A common stock up to 6% on qualifying deferrals, as defined in the Deferral Plan.

Other Compensation Plans

        Genuity also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The Genuity Savings Plan, pursuant to the provisions of section 401(k) of the Internal Revenue Code, permits employees to invest in a variety of funds on a pre-tax or after-tax basis. Matching contributions under the plan are made in Genuity common stock. Genuity also maintains insurance, and other benefit plans for its employees.

                      Philippe P. Dauman, Chairman
                      John H. Dasburg
                      Debra L. Lee
                      Michael T. Masin

Summary Compensation Table

        The following table shows the compensation paid or awarded through December 31, 2001 for our Chief Executive Officer and each of our four most highly compensated executives (collectively, the "Genuity Named Executive Officers") for services in all capacities to Genuity and its subsidiaries. For 2000 the compensation paid or awarded for the period of July 1, 2000 through December 31, 2000 is represented. On June 30, 2000, GTE Corporation merged with Bell Atlantic Corporation to form Verizon Communications. Genuity, previously wholly-owned by GTE, became an independent company as a result of an initial public offering of shares that closed on June 30, 2000.

Summary Compensation

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Other Annual Compensation ($)(3)	Shares of Genuity Inc. Stock Underlying Options(#)(4)	All Other Compensation ($)(5)
Paul R. Gudonis Chairman and Chief Executive Officer (6)	2001 2000	500,000 250,000	270,000 400,000		236,250 1,575,000	6,375 2,457
Joseph C. Farina President and Chief Operating Officer (7)	2001 2000	400,000 200,000	162,000 210,000	126,142 46,912	283,750 725,000	7,944
Daniel P. O'Brien Executive Vice President and Chief Financial Officer (8)	2001 2000	375,000 187,500	151,100 134,100		101,250 675,000	14,908 3,825
Ira H. Parker Executive Vice President, General Counsel and Secretary (9)	2001 2000	260,000 130,000	94,600 107,300		116,250 275,000	11,607 3,874
James L. Freeze Senior Vice President, Chief Marketing and Strategy Officer (10)	2001 2000	253,077 105,000	83,200 69,300		87,500 250,000	11,228 3,825

(1)
These amounts represent the salary received for January 1, 2001 to December 31, 2001 for 2001 and the salary received from July 1, 2000 to December 31, 2000 for 2000.

(2)
These amounts represent the annual bonus received under the Genuity Inc. Executive Incentive Plan for January 1, 2001 to December 31, 2001 for 2001 and the abbreviated plan year of July 1, 2000 to December 31, 2000 for 2000.

(3)
These amounts represent other annual compensation which is greater than $50,000 or 10% of the base salary.

(4)
These amounts represent stock options granted under the Genuity Inc. 2000 Long-Term Incentive Plan. For Messrs. Gudonis, Farina, O'Brien, Parker and Freeze this column represents options granted on June 1, 2001. Mr. Farina also received 175,000 options on July 31, 2001 in order to maintain a competitive long-term incentive position and to recognize his contributions as President and Chief Operating Officer of Genuity. Mr. Parker received 75,000 options on July 31, 2001 to recognize his promotion to Executive Vice President, General Counsel and Secretary. Mr. Freeze received 50,000 options on May 31, 2001 to recognize his increased responsibility as Senior Vice President, Chief Marketing & Strategy Officer.

(5)
For 2001 this column represents contributions under the Genuity Savings Plan in the amount of $6,375 for Mr. Gudonis, $7,944 for Mr. Farina, $7,650 for Mr. O'Brien, $7,797 for Mr. Parker and $7,650 for Mr. Freeze and contributions under the Genuity Executive Deferral Plan in the amount of $7,258 for Mr. O'Brien, $3,810 for Mr. Parker and $3,578 for Mr. Freeze. For 2000 this column represents contributions under the Genuity Savings Plan only.

(6)
Mr. Gudonis was named Chairman and Chief Executive Officer at the time of Genuity's initial public offering. Prior to this, Mr. Gudonis was President of GTE Internetworking.

(7)
Mr. Farina became Genuity's President and Chief Operating Officer on June 30, 2000. Prior to this, he served as President and Chief Executive Officer of the Bell Atlantic Data Solutions Group. The amount reported under "other annual compensation" represents a housing allowance of $94,142 and flexible perquisite allowance of $32,000 paid to Mr. Farina in 2001. The amount reported for 2000 represents a housing allowance of $30,912 and flexible perquisite allowance of $16,000 paid to Mr. Farina in 2000.

(8)
Mr. O'Brien became Genuity's Executive Vice President and Chief Financial Officer on June 30, 2000. Prior to this, Mr. O'Brien served as GTE's Chief Financial Officer.

(9)
Mr. Parker was promoted to Executive Vice President, General Counsel and Secretary on June 25, 2001. Prior to this, he served as Senior Vice President, General Counsel and Secretary for Genuity.

(10)
Mr. Freeze became Senior Vice President—Chief Marketing and Strategy Officer on May 14, 2001. Prior to this, he served as Senior Vice President—Chief Strategy Officer for Genuity.

Option Grants in Last Fiscal Year

        The following table shows stock options to purchase our common stock granted to the Genuity Named Executive Officers for the year ended December 31, 2001.

        The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated assuming that the market price of our common stock on the date of grant appreciates at the indicated annual rates compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Shares of Genuity Inc. Stock Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price Per Share
Name				Expiration Date
					5%	10%
Paul R. Gudonis	236,250	1.22%	$3.4350	5/31/2011	$510,360	$1,293,352
Joseph C. Farina	175,000	0.91%	$2.3550	7/30/2011	$259,183	$656,821
	108,750	0.56%	$3.4350	5/31/2011	$234,928	$595,352
Daniel P. O'Brien	101,250	0.52%	$3.4350	5/31/2011	$218,726	$554,294
Ira H. Parker	75,000	0.39%	$2.3550	7/30/2011	$111,079	$281,495
	41,250	0.21%	$3.4350	5/31/2011	$89,110	$225,823
James L. Freeze	50,000	0.26%	$3.3150	5/30/2011	$104,239	$264,163
	37,500	0.19%	$3.4350	5/31/2011	$81,009	$205,294

Fiscal Year End Option Values

        No options were in the money at year-end; none of these executives exercised options in 2001.

			Number of Unexercised Options as of 12/31/2001		Value of In-The-Money Options
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Gudonis	0	$0.00	157,500	1,653,750	0	0
Joseph C. Farina	0	$0.00	72,500	936,250	0	0
Daniel P. O'Brien	0	$0.00	67,500	708,750	0	0
Ira H. Parker	0	$0.00	27,500	363,750	0	0
James L. Freeze	0	$0.00	25,000	312,500	0	0

Employment Agreements

        We have entered into employment agreements with Messrs. Gudonis, Farina, O'Brien, and Parker. Under these agreements, the executives will receive the following annualized base salaries: Mr. Gudonis, $500,000; Mr. Farina, $400,000; Mr. O'Brien, $375,000; and Mr. Parker, $260,000. In addition to these base salaries, each of the executives has the opportunity to earn an annual performance-based cash bonus in accordance with the terms of our Executive Incentive Plan and to receive stock-based awards under our Long-Term Stock Incentive Plan. Each employment agreement has a three-year term commencing on June 30, 2000, but the term is automatically extended for a fourth year unless we give written notice to the contrary at least ninety days prior to June 30, 2003. Pursuant to their respective employment agreements, each of Messrs. Gudonis, Farina, O'Brien, and Parker will be entitled to severance benefits in the event that we terminate his employment for any reason other than Cause or in the event that the executive terminates his employment for Good Reason, as defined in the agreement, and we do not cure the basis for the termination within a specified period of time, provided that the executive executes a release agreement satisfactory to the Company. If the termination occurs during the initial three-year term of his employment agreement, the executive will become entitled to a severance payment equal to the greater of:

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  his then-current annual base pay and his then-current target annual bonus for the remainder of the term of the employment agreement, payable over the remainder of the term of the agreement; or

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  two times the sum of his then-current annual base pay and his then-current target annual bonus, payable over the two-year period following the termination of his employment.

        If the termination occurs during or at the conclusion of the fourth year provided for under the agreement, the executive will receive a severance payment equal to two times the sum of his then-current annual base pay and his then-current target annual bonus, payable over the two-year period following the termination of his employment.

        Pursuant to the employment agreements, Messrs. Gudonis, Farina, O'Brien, and Parker agree that during their employment and during any period of time in which they are eligible to receive severance payments under their agreements or, if longer, for a period of one year following the termination of their employment for any reason, the executives will not compete with Genuity or any related companies, and that during their employment and during any period of time in which they are eligible to receive severance payments under the agreements or, if longer, for a period of two years following the termination of their employment for any reason, they will not interfere with the business relations of Genuity or any related companies including, for example, by the solicitation of employees or clients.

        We have also entered into an employment agreement with Mr. Freeze. Under the agreement, Mr. Freeze will receive an annualized base salary of $280,000. In addition to his base salary, Mr. Freeze has the opportunity to earn an annual performance-based cash bonus under our Executive Incentive Plan and to participate in all of our other benefit programs to the extent that he is eligible. Mr. Freeze's employment agreement does not contain a term of employment. Mr. Freeze will be eligible to receive the following severance benefits in the event that we terminate his employment for any reason other than Cause, as defined in the agreement, or if he terminates his employment as a result of a significant diminution in his responsibilities: (1) continuation of his then-current rate of base pay and health benefits for a period of twelve months; (2) payment of his target Executive Incentive Plan bonus for the then-current year; and (3) other benefits including the immediate vesting of all unvested stock options. Pursuant to the terms of his Stock Option Award Agreement, the terms of which he ratified and confirmed in his employment agreement, Mr. Freeze agreed that, for a period of twelve months following the termination of his employment for any reason, he will not compete with Genuity or any related companies, and that, for a period of twenty-four months following the termination of his employment for any reason, he will not interfere with the business relations of Genuity or any related companies including, for example, by the solicitation of employees or clients.

Audit Committee Report

        The Genuity Inc. Board of Directors' Audit Committee is comprised of six directors, all of whom are independent directors for the requirements of the National Association of Securities Dealers (NASD). The Audit Committee adopted a written charter on September 21, 2000.

        The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2001 with Genuity's management and the independent auditors.

        The Audit Committee's discussions with the independent auditors included the matters required to be addressed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee considered whether the provision of professional services by Arthur Andersen LLP for non-audit-related professional services during fiscal 2001 is compatible with maintaining the independence of Arthur Andersen LLP.

        The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard Board Standard No. 1, and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Genuity's Annual Report on Form 10-K for the year ended December 31, 2001.

                        John W. Gerdelman, Chairman
                        Paul J. Collins
                        Jeffrey M. Cunningham
                        Duncan M. Davidson
                        Gordon Eubanks
                        John R. Harris

Information Regarding the Fees Paid to Arthur Andersen LLP During Fiscal 2001

        Fees billed to Genuity by Arthur Andersen LLP for services rendered during the fiscal year 2001 or related to the audit of the fiscal year 2001 financial statements were as follows:

Audit Fees:	$881,000
Financial Information Systems Design and Implementation Fees:	$0
All Other Fees:
Audit Related Fees*	$1,104,500
Other Fees	$223,000

Total All Other Fees:	$1,327,500
*
Audit related fees include acquisition due diligence, assistance with regulatory filings, accounting consultation, subsidiary operations review and 401(k) audit.

        The Audit Committee has considered whether the provision of all non-audit services is compatible with maintaining Arthur Andersen LLP's independence.

PROPOSAL TWO: AMENDMENTS TO GENUITY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

        The Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, amendments to Article IV of our Amended and Restated Certificate of Incorporation (each, a "Reverse Stock Split Amendment") authorizing a reverse stock split (the "Reverse Stock Split") of the shares of our Class A and Class B common stock at each of the following ratios: twenty-to-one; nineteen-to-one; eighteen-to-one; seventeen-to-one; sixteen-to-one; fifteen-to-one; fourteen-to-one; thirteen-to-one; twelve-to-one; eleven-to-one; ten-to-one; nine-to-one; eight-to-one; seven-to-one; six-to-one; five-to-one; four-to-one; three-to-one; and two-to-one (collectively, the "Reverse Stock Split Ratios"). The Board of Directors will file only one Reverse Stock Split Amendment to effect the Reverse Stock Split. The Board of Directors will determine which one of the preceding Reverse Stock Split Amendments it will implement and which others it will abandon based on what is in the best interests of Genuity and its stockholders. The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with any Reverse Stock Split Amendment if, at any time prior to filing any such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of Genuity and its stockholders. The Board believes that approval of the Reverse Stock Split Amendments for all of the above Reverse Stock Split Ratios, rather than approval of a specific reverse stock split ratio, provides the Board of Directors with the necessary flexibility to achieve the purposes of the Reverse Stock Split.

        A Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Class A common stock by the Reverse Stock Split Ratio designated in such Reverse Stock Split Amendment. A Reverse Stock Split Amendment will also effect the number of outstanding shares of Class B common stock and the conversion ratio of Class B common stock to either Class A common stock or Class C common stock, as the case may be. A Reverse Stock Split Amendment will also change the number of authorized shares of Class A common stock, Class B common stock and Class C common stock. A Reverse Stock Split Amendment will not increase the par value of the Class A common stock, Class B common stock or Class C common stock.

REASONS FOR THE REVERSE STOCK SPLIT AMENDMENT

        Our Class A common stock is currently listed on the NASDAQ National Market and on the Nouveau Marché in France. The continued listing requirements of the NASDAQ National Market under Maintenance Standard Two require, among other things, that our Class A common stock maintain a closing bid price in excess of $3.00 per share for a period of thirty trading days. The Board has determined that the continued listing of our Class A common stock on the NASDAQ National Market or on a national exchange within the United States is in the best interests of Genuity and its stockholders. If our Class A common stock were delisted, the Board believes that the liquidity in the trading market for our Class A common stock would be significantly decreased, which could reduce the trading price and increase the transaction costs of trading shares of our Class A common stock.

        The purpose of the Reverse Stock Split is to increase the market price of our Class A common stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our Class A common stock and improve the likelihood that we will remain listed on the NASDAQ National Market or on a national exchange within the United States. The Reverse Stock Split will be effectuated at one of the Reverse Stock Split Ratios described above, such ratio to be determined at the sole discretion of the Board of Directors, or not at all if the Board determines that such a split is no longer warranted. The Board will abandon all Reverse Stock Split Ratios not chosen by it for implementation. In determining which, if any, Reverse Stock Split Ratio to implement, the Board will assess numerous factors including but not limited to analysis of our most recent fiscal quarter and general economic conditions, and will place emphasis on the closing price of the Class A common stock on the days immediately preceding the day on which the Reverse Stock Split Amendment is filed. The judgment of the Board as to the Reverse Stock Split Ratio shall be conclusive. If the Reverse Stock Split proposals are authorized by the Class A and Class B common stockholders, the Board will have the discretion to implement a Reverse Stock Split or effect no Reverse Stock Split at all. If the trading price of our Class A common stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of our Class A common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Class A common stock can be maintained above $3.00 or that our Class A common stock will not be delisted for other reasons.

        If the stockholders approve a Reverse Stock Split at the above Reverse Stock Split Ratios at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split, at one of Reverse Stock Split Ratios to be determined by the Board of Directors, is in the best interests of Genuity and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

        Pursuant to the Reverse Stock Split, each holder of Class A common stock, par value $.01 per share ("Old Class A common stock"), immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Class A common stock, par value $.01 per share ("New Class A common stock"), after consummation of the Reverse Stock Split based on the applicable Reverse Stock Split Ratio chosen by the Board of Directors. Similarly, pursuant to the Reverse Stock Split, each holder of Class B common stock, par value $.01 per share ("Old Class B common stock"), immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Class B common stock, par value $.01 per share ("New Class B common stock"), after consummation of the Reverse Stock Split, based on the applicable Reverse Stock Split Ratio chosen by the Board of Directors. The Board of Directors will apply the same Reverse Stock Split ratio to the Class A and Class B common stock.

        Although the Reverse Stock Split will not, by itself, affect our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Class A common stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the Class A common stock on the NASDAQ National Market or on a national exchange within the United States. If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Class A common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares. Based on approximately 205,248,400 shares of Class A common stock outstanding as of March 28, 2002 and certain of the Reverse Stock Split Ratios, the following table reflects the approximate percentage reduction in the outstanding shares of Class A common stock and the approximate number of shares of Class A common stock that would be outstanding as a result of the Reverse Stock Split:

Proposed Reverse Stock Split Ratios	Percentage Reduction	Shares to be Outstanding
Two - One	50.0%	102,624,200
Five - One	80.0%	41,049,680
Ten - One	90.0%	20,524,840
Fifteen - One	93.3%	13,683,226
Twenty - One	95.0%	10,262,420

        Similarly, based on approximately 18,256,000 shares of Class B common stock outstanding as of April 2, 2002 and certain of the Reverse Stock Split Ratios, the following table reflects the approximate percentage reduction in the outstanding shares of Class B common stock and the approximate number of shares of Class B common stock that would be outstanding as a result of the Reverse Stock Split:

Proposed Reverse Stock Split Ratios	Percentage Reduction	Shares to be Outstanding
Two - One	50.0%	9,128,000
Five - One	80.0%	3,651,200
Ten - One	90.0%	1,825,600
Fifteen - One	93.3%	1,217,066
Twenty - One	95.0%	912,800

        All outstanding options to acquire shares of our Class A common stock will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the Effective Date. The options that will be issued on or after July 2, 2002 in connection with our offer to exchange options will also be appropriately adjusted for the Reverse Stock Split. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in Genuity except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. As determined by the Board, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Old Class A common stock not evenly divisible by the Reverse Stock Split Ratio will be entitled to either (a) have their fractional shares, if any, rounded up to the next highest whole number of shares of New Class A common stock or (b) receive a cash payment in lieu of fractional shares. Following the Reverse Stock Split, each share of New Class A common stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Class A common stock. The holders of New Class B common stock will continue to have the same rights as they had with the Old Class B common stock.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

        We are currently authorized to issue a maximum of 1,600,000,000 shares of Class A common stock, 21,000,000 shares of Class B common stock and 800,000,000 shares of Class C common stock. As of April 2, 2002, there were approximately 205,248,400 shares of Class A common stock issued and outstanding, 18,256,000 shares of Class B common stock issued and outstanding and no shares of Class C common stock issued and outstanding. As a result of the Reverse Stock Split Amendment, the number of authorized shares of Class A common stock, Class B common stock and Class C common stock will decrease in accordance with the Reverse Stock Split Ratio that the Board authorizes. The number of shares of Class A common stock and Class B common stock issued and outstanding will also be reduced in accordance with the Reverse Stock Split Ratio with fractional shares of Class A common stock either (a) rounded up to the next whole number of shares or (b) paid in cash. After the effectiveness of the Reverse Stock Split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split. We are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The proposed Reverse Stock Split will not affect the registration of the Class A common stock under the Exchange Act or the listing of the shares of Class A common stock on the Nouveau Marché.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

        The Reverse Stock Split at one of the Reverse Stock Split Ratios, if approved by our stockholders, will become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Reverse Stock Split Amendment. It is expected that such filing will take place before the end of the second quarter of 2002, assuming our stockholders approve the Reverse Stock Split Amendments. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to Genuity and its stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any of the Reverse Stock Split Ratios if, at any time prior to filing a Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders.

        Commencing on the Effective Date, each Old Class A common stock certificate and each Old Class B common stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Stock Split at the chosen Reverse Stock Split Ratio. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of Class A common stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Class A common stock such holder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each Class A common stockholder who has a certificate should surrender any certificate evidencing shares of Class A common stock that they owned prior to the Reverse Stock Split in accordance with the applicable instructions. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. No new certificates will be issued to a Class A common stockholder until such stockholder has surrendered such stockholder's outstanding certificate, together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Class A common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Class A common stock. Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares they are entitled to receive as a consequence of the Reverse Stock Split.

        We intend to use EquiServe as our exchange agent in the United States of America and BNP Paribas as our exchange agent in France in effecting the Reverse Stock Split.

        We estimate that our aggregate expenses relating to the Reverse Stock Split will not be material.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

        Even if the stockholders approve the Reverse Stock Split, we reserve the right to not effect the Reverse Stock Split if, in the Board's opinion, it would not be in the best interests of Genuity and its stockholders to effect such Reverse Stock Split.

FRACTIONAL SHARES

        No fractional certificates will be issued in connection with the Reverse Stock Split. As determined by the Board, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Class A common stock not evenly divisible by the Reverse Stock Split Ratio will be entitled to either (a) have their fractional shares, if any, rounded up to the next highest whole number of shares of New Class A common stock or (b) upon surrender of a certificate representing such shares, to a cash payment in lieu of such fractional shares. If the Board determines that a cash payment in lieu of fractional shares will be made, an exchange agent appointed by Genuity will sell in an orderly manner, for the account of the holders entitled to such fractional share interests of Class A Common Stock, the number of full shares of the Class A Common Stock equivalent to the aggregate of the number of fractional interests otherwise issuable in connection with the Reverse Stock Split. The exchange agent will then pay to such holders upon surrender of their certificates to effectuate the Reverse Stock Split, in addition to the number of whole shares to which such holders are entitled, the pro rata share of the net cash proceeds, without interest, of such sale, based upon the gross selling price of all such fractional shares net of all selling expenses. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Class B common stock not evenly divisible by the Reverse Stock Split Ratio will have their fractional shares, if any, rounded down to the next lowest whole number of shares of New Class B common stock. The ownership of a fractional interest will not give the holder thereof any voting or other rights except, in the case of our Class A stockholders, the right to receive a rounded-up whole number of shares of Class A common stock or the cash payment, each as described above and, in the case of our Class B stockholders, the right to receive a rounded-down whole number of shares of Class B common stock.

        If the Board determines that a cash payment in lieu of fractional shares will be made, stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

NO DISSENTER'S RIGHTS

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

ACCOUNTING CONSEQUENCES

        The par value of the Class A common stock and the Class B common stock would remain unchanged at $0.01 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

        The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split on holders of our Class A common stock and does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split. Further, it does not address any state, local or foreign income or other tax consequences.    Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Class A common stock were, and the New Class A common stock will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment).

        The tax treatment of a Class A common stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each Class A common stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

        Other than the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Class A common stock for New Class A common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the New Class A common stock received in the Reverse Stock Split (including any fraction of a share of New Class A common stock, deemed to have been received prior to redemption as described below) will be the same as the stockholder's aggregate tax basis in the Old Class A common stock exchanged in the Reverse Stock Split.

        In general, if the Board determines that a cash payment in lieu of fractional shares will be made, stockholders who receive cash in respect of their fractional share interests in the New Class A common stock as a result of the Reverse Stock Split will recognize gain or loss determined by reference to their adjusted basis in their fractional share interests. The stockholder's holding period for the New Class A common stock will include the period during which the stockholder held the Old Class A common stock surrendered in the Reverse Stock Split.

FRENCH INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

        The following is a summary of the tax treatment applicable to holders of our Class A common stock in France and does not purport to be a complete discussion of all of the French tax consequences of the Reverse Stock Split. Shareholders should consult their tax advisor to determine the applicable tax treatment for any gain realized upon the exchange of our shares in the Reverse Stock Split in France.

French Residents who are individuals holding the shares as a private investment

        According to Article 150-0 B of the French tax code ("Code Général des Impôts" the "CGI") and in accordance with the US-French Tax Treaty, capital gains resulting from the exchange of our Class A common shares pursuant to the Reverse Stock Split will not be subject to taxation or require the filing of a declaration by individual shareholders residing in France as long as the Reverse Stock Split does not provide for a cash adjustment greater than 10% of the par value of the shares received in the exchange.

        In accordance with Article 13 of the US-French Tax Treaty, any gain realized from the Reverse Stock Split will be taxed in the state in which the seller resides. Capital gains realized from the sale of such stock will be taxed at the current flat rate of 16%, plus the 2% prélèvement social, 7.5% contribution sociale généralisée (CSG) and the 0.5% contribution pour le remboursement de la dette sociale (CRDS) if the total amount received during the tax year by the members of the taxpayer's household is greater than 7,650 Euros.

        If our Board determines that a cash payment in lieu of fractional shares will be made, stockholders who receive cash in respect of their fractional shares will be treated as having received ordinary income subject to taxation in accordance with articles 150-0 A et seq. of the CGI.

French Residents that are legal entities and subject to corporate tax

        According to Article 13 of the US-French Tax Treaty, capital gains realized by French corporations as a result of a reverse stock split will be included in the taxable income of such companies and will be taxed at the ordinary corporate tax rate of the 33 1/3%, as well as the additional contribution of 3% provided for under article 235 ter ZA of the CGI, and, when applicable, the social contribution provided for under article 235 ter ZC of the CGI.

        According to the provisions of article 219-1 a ter of the CGI, net gains realized upon the sale of securities qualifying for long-term capital tax treatment will be subject to corporate tax calculated at the reduced rate, currently 19%, increased by the additional contribution of 3%, as well as, when applicable, the social contribution, provided that an amount corresponding to the gain, net of corporate tax is allocated to the special long-term capital gains reserve. Capital losses under this long-term treatment may be offset against long-term capital gains, for the current period in which they are realized or for ten subsequent periods. Long-term capital gains treatment shall apply to shares, excluding investment securities and related securities held for at least two years from the date of their purchase.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, TO BE FILED AT THE DISCRETION OF THE BOARD OF DIRECTORS, TO EFFECT THE REVERSE STOCK SPLIT AT EACH WHOLE NUMBER RATIO FROM AND INCLUDING TWO-TO-ONE THROUGH AND INCLUDING TWENTY-TO-ONE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We were previously a wholly owned subsidiary of GTE Corporation and became a public company on June 30, 2000, the same date on which GTE Corporation merged with Bell Atlantic Corporation to form Verizon Communications. As of April 2, 2002, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, there were issued and outstanding 205,248,400 shares of our Class A common stock and 18,256,000 shares of our Class B common stock. Each share of Class A common stock and Class B common stock is entitled to one vote on all matters submitted to our stockholders generally, including the election of directors. Subsidiaries of Verizon Communications Inc. hold of record all of our issued and outstanding Class B common stock, which represents approximately 8% of our outstanding voting capital stock.

        The following table sets forth information regarding the beneficial ownership of our outstanding Class A common stock as of April 2, 2002 for: (i) each person known by us to own beneficially more than five percent of our of issued and outstanding Class A common stock; (ii) each director and each Genuity Named Executive Officer listed in the Summary Compensation Table above; and (iii) all directors and executive officers as a group.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law.

        The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and are not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of our Class A common stock that the stockholder has sole or shared voting or investment power and any shares of our Class A common stock that the stockholder has a right to acquire within sixty days of the date of this proxy statement through the exercise of any option or other right. The percentage ownership of the outstanding Class A common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Class A common stock. Verizon's percentage ownership assumes that it has converted its Class B common stock into Class A common stock to the extent currently permitted under our Amended and Restated Certificate of Incorporation, but the percentage ownership for the other five percent stockholders does not.

	Shares of Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
Executive Officers and Directors
Paul R. Gudonis	124,145	*
Joseph C. Farina	27,243	*
Daniel P. O'Brien	12,673	*
Ira H. Parker	14,088	*
Susan H. Bowman	14,051	*
James L. Freeze	8,233	*
Paul J. Collins	150,000	*
Jeffrey M. Cunningham	0	*
John H. Dasburg	0	*
Philippe P. Dauman	350,000	*
Duncan M. Davidson	10,000	*
Gordon Eubanks	0	*
John W. Gerdelman	10,000	*

John R. Harris	0	*
Edward D. Horowitz	100,000	*
Debra L. Lee	1,000	*
Michael T. Masin	19,000	*
Benson P. Shapiro	50,000	*
Executive Officers and Directors as a Group (18 Persons)	890,433	*
Five Percent Stockholders:
David J. Greene and Company, LLC (1)	31,566,838	15.4%
Citigroup Inc. (2)	22,261,299	10.9%
Verizon Communications Inc. (3)	22,805,378	10.0%

*
Less Than One Percent

(1)
The information reported is based on a Schedule 13G, filed February 14, 2002, with the Securities and Exchange Commission by David J. Greene and Company, LLC, a registered investment adviser. David J. Greene and Company, LLC reports sole voting and dispositive power with respect to 1,913,450 shares. David J. Greene and Company, LLC reports shared voting power with respect to 17,162,727 shares and shared dispositive power with respect to 29,653,388 shares. The address of David J. Greene and Company LLC is 599 Lexington Avenue, New York, NY 10022.

(2)
The information reported is based on a Schedule 13G/A, filed January 29, 2002, with the Securities and Exchange Commission by Smith Barney Fund Management LLC ("SB Fund") Salomon Smith Barney Holdings Inc. ("SSB Holdings"), and Citigroup Inc. ("Citigroup"). SB Fund reports shared voting and dispositive power with respect to 15,917,900 shares. SSB Holdings reports shared voting and dispositive power with respect to 22,076,299 shares. Citigroup reports shared voting and dispositive power with respect to 22,261,299 shares. The report includes shares for which the reporting persons disclaim beneficial ownership. The address of SB Fund is 125 Broad Street, New York, NY 10003. The address of SSB Holdings is 388 Greenwich Street, New York, NY 10013. The address of Citigroup is 399 Park Avenue, New York, NY 10043.

(3)
Verizon Communications Inc. does not currently own any outstanding shares of Class A common stock. Verizon, through two subsidiaries owns all of the shares of Class B common stock. The 18,256,000 shares of Class B common stock are currently convertible, at no additional economic cost, to 22,805,378 shares of Class A common stock, representing 10% of our outstanding voting stock on an as converted basis. Additionally, Verizon has eliminated the applicable Section 271 restrictions as to at least 50% of Bell Atlantic in-region lines. As a result, Verizon has the ability to transfer its shares of our Class B common stock to one or more third parties that would then be able to convert all of our Class B common stock into 800 million shares of Class A common stock. Verizon has not indicated that it intends to transfer the Class B shares to any third party. The address of Verizon Communications Inc. is 1095 Avenue of the Americas, New York, New York 10036.

Change In Control Arrangements

        We completed our initial public offering on June 30, 2000. Prior to that date, we were a wholly owned subsidiary of GTE Corporation. In July 1998, Bell Atlantic Corporation and GTE Corporation agreed to enter into a merger of equals transaction. The merger closed on June 30, 2000. Bell Atlantic and GTE Corporation now operate under the name Verizon Communications Inc.

        Section 271 of the Telecommunications Act of 1996 generally prohibits each of the former Bell Atlantic local telephone operating companies from providing long distance services that originate in any state in which it is an incumbent local telephone operating company. This prohibition also extends to services provided by any company in which Bell Atlantic owns an equity interest greater than 10%. Because we provide services that could be characterized as long distance services in states where Bell Atlantic operates an incumbent local telephone operating company, Bell Atlantic and GTE Corporation could not merge as long as we remained a wholly owned subsidiary of GTE Corporation. Accordingly, Bell Atlantic and GTE Corporation made a proposal to the Federal Communications Commission under which Verizon Communications would not own more than 10% of our common stock at the closing of their merger. The Federal Communications Commission adopted a memorandum opinion and order approving the merger of Bell Atlantic and GTE Corporation on June 16, 2000.

        The Federal Communications Commission order required that GTE Corporation exchange all of its shares of our outstanding common stock for shares of our Class B common stock, and that we conduct an initial public offering of our Class A common stock. Currently, our Class A common stock, which is owned by the general public, represents 91.8% of our outstanding voting common stock and our Class B common stock, all of which is owned by Verizon, represents 8.2% of our outstanding voting common stock.

        If Verizon eliminates applicable Section 271 restrictions, it may increase its ownership interest in us by converting the Class B common stock. Section 271 provides that the restrictions will be lifted as to a particular state when the incumbent local telephone company satisfies a competitive checklist prescribed by the Telecommunications Act and obtains authority from the Federal Communications Commission to provide long distance services in that state. Verizon has received the necessary authorization from Connecticut, Massachusetts, New York, Pennsylvania and Rhode Island to provide long distance services originating in that state. Verizon must eliminate applicable Section 271 restrictions in the other states in which it operates an incumbent local telephone operating company, either through the Section 271 process or otherwise, including through legislation, in order to increase its ownership in us.

        Under the Federal Communications Commission order, Verizon cannot convert its Class B common stock into more than 10% of our outstanding common stock until it has eliminated, as to at least 50% of the total billable access telephone lines owned in 1999 by Bell Atlantic in its region, the Section 271 restrictions applicable to its operation of our business. The total billable access telephone lines owned in 1999 by Bell Atlantic in its region are referred to as the "Bell Atlantic in-region lines." When Verizon has eliminated the applicable Section 271 restrictions as to at least 50% of Bell Atlantic in-region lines, subject in specified circumstances to an obligation to offer its shares to us, it could transfer its shares of our Class B common stock to one or more third parties that would then be able to convert all of our Class B common stock into 800 million shares of Class A common stock. When Verizon has eliminated the applicable Section 271 restrictions as to 100% of Bell Atlantic in-region lines, it could convert its Class B common stock into 800 million shares of our Class A common stock or Class C common stock, subject to the terms of the Federal Communications Commission order. As of February 28, 2002, Verizon has eliminated the applicable Section 271 restrictions as to approximately 56% of the Bell Atlantic in-region lines.

Stockholder Return Presentation

        Set forth below is a table comparing the cumulative total return on our Class A common stock against the cumulative total return of the Bloomberg U.S. Internet Index and The NASDAQ National Market for the period commencing on June 30, 2000 and ending on December 31, 2001, assuming in each case that $100 was invested on June 30, 2000 and that any dividends distributed were reinvested.

Comparison of Cumulative Total Return

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bank Credit Agreement

        On September 24, 2001, we amended and restated our $2.0 billion Five-Year Credit Agreement, originally executed on September 5, 2000, with a syndication of banking institutions. Citigroup Inc., a lender under this bank credit agreement, beneficially owns 22,261,299 shares or approximately 10.9% of our Class A common stock. In connection with our issuance of $1.15 billion in private placement bonds due on August 20, 2005, a letter of credit was issued under this bank credit agreement to back the payment of these notes. As of December 31, 2001, the fee on the letter of credit was equal to 97.5 basis points, payable quarterly in arrears. In fiscal 2001, we paid $5.5 million in fees under the bank credit agreement.

        On March 15, 2002, Standard & Poors announced a reduction of our credit rating from BBB+ to BB. This reduction will result in an increase to the facility fee for our bank credit agreement from 12.5 to 20 basis points per annum, and an increase to the fee for the letter of credit issued under our bank credit agreement from 97.5 to 115 basis points per annum. These fee increases will result in approximately $3.6 million of additional interest expense based on the $1.15 billion letter of credit currently outstanding under the bank credit agreement. Credit rating reductions will not restrict our ability to draw additional funds or trigger repayment under our bank credit agreement.

Verizon Credit Agreement

        On September 28, 2001, we entered into a Third Amendment to the Credit Agreement with Verizon Investments Inc., originally executed on March 5, 2001, under which we are permitted to borrow up to $2.0 billion. The commitment to lend expires in 2005. Advances not exceeding $1.0 billion will bear interest at the London Interbank Offer rate plus 200 basis points and advances greater than or equal to $1.0 billion will bear interest at the London Interbank Offer rate plus 225 basis points. As of December 31, 2001, we had borrowed $1.15 billion under this facility. In fiscal 2001, we paid $35.4 million in interest to Verizon pursuant to borrowings under this facility. Credit rating reductions will not restrict our ability to draw additional funds or trigger repayment under our Verizon credit agreement.

Commercial and Other Agreements and Transactions with Verizon

        Genuity and Verizon have entered into a number of agreements and transactions providing for (a) the sale of various services to Verizon and its affiliates by Genuity and (b) the purchase of various services by Genuity from Verizon and its affiliates. In aggregate, Genuity received $229.5 million in revenue from Verizon for services provided by Genuity during fiscal 2001 and paid $355.3 to Verizon and affiliates for services provided during fiscal 2001. Certain of the services purchased from and sold to Verizon are described in more detail below.

  Transition Services Agreement

        Prior to our initial public offering, GTE Corporation and its affiliates provided a range of administrative and support services to us and we provided certain information technology related services to GTE affiliates. We entered into an Agreement for Transition Services and an Agreement for Information Technology Transition Services with GTE Service Corporation to continue these services for a limited period of time. These transition services were completed by June 2001. The fees paid or received from these agreements were fixed under the agreements and were based on historical costs and comparable market prices.

  Purchase, Resale and Marketing Agreement

        Pursuant to the Purchase, Resale and Marketing Agreement between Verizon and our company, Verizon agreed to purchase $500 million of our services over a five-year period. These services include Internet access, value-added e-business services and private line and asynchronous transfer mode transport services. As of December 31, 2001, Verizon has purchased in aggregate approximately $109.6 million of services under this agreement

  DSL Access Services Agreement

        In June 2001, we entered into a five-year agreement with Verizon for DSL access services. This agreement includes tiered pricing based on the level of DSL line volumes achieved. Under this agreement, Genuity is obligated to pay a penalty if these volume levels are not achieved. Amounts charged by Verizon are based on tariffs approved by the FCC.

  Other Access Services Agreement

        In January 2002, we entered into an agreement with Verizon for certain access services including dedicated access services, frame relay, ATM, and certain other services. Under this agreement we are committed to purchase an aggregate minimum of $283 million of these access services over a five year period, including minimum state-by-state purchase commitments.

  CyberPop Agreement and Contract Modifications

        In February 2002, we signed a letter of intent with Verizon regarding a new CyberPop agreement to purchase CyberPop service, a tariffed service offered by Verizon and for the modification of several existing contracts under which we provide services to Verizon companies consisting of the Purchase, Resale and Marketing Agreement and master agreements for wholesale dial access services and wholesale ISP DSL service. This CyberPop agreement will supplement our existing agreements with other vendors for managed modems, which agreements collectively allow us to provide wholesale dial-up access services. We anticipate that these contractual modifications will be finalized in the second quarter of 2002.

  ISDN/PRI Services Agreement

        In February 2002, we entered into a ISDN/PRI Services Agreement with Verizon, which lowers rates for existing ISDN/PRI local telecommunications services in certain states. Under this agreement, we are committed to purchase certain minimum amounts of ISDN/PRI services in certain Verizon states. The state-by-state purchase commitments continue over a period of three years, or less if all of the ISDN/PRI services are converted to Verizon CyberPOP services. All new ISDN/PRI services purchased under this Agreement have a minimum service term of three years. Amounts charged by Verizon are subject to tariff approvals from individual states.

  Real Estate Agreements

        We have several agreements with Verizon to allocate space in various leased and owned properties between us and Verizon.

  Intellectual Property Agreements

        In connection with our initial public offering, we entered into several intellectual property agreements with GTE Services Corporation, in order to allocate rights relating to then existing and future patents, software and other types of intellectual property and technical services as follows:

  •
  An Intellectual Property Ownership and Cross License Agreement for the right to use certain patents, patent applications and other types of intellectual property;

  •
  A Software License Agreement to license software programs from GTE Service Corporation for our internal operations; and

  •
  A Software Development and Technical Services Agreement for software development and other technical services provided by GTE Service Corporation.

  Registration Rights Agreement

        Verizon and its transferees or assignees are entitled to cause us to register shares of Class A common stock that are issued following the conversion of either our Class B common stock or our Class C common stock as follows:

        Demand Registration Rights.    Verizon and its transferees or assignees can request on sixteen occasions that we register all or a portion of their shares of Class A common stock so long as a specified minimum number of shares is requested to be registered.

        Piggyback Registration Rights.    Verizon has the right to include their shares of common stock in any registration of our securities for public sale via an underwritten public offering for cash, either for our own account or for the account of any holder of our securities.

        Shelf Registration Rights.    In the event that Verizon or one of its affiliates issues any securities that are convertible into or exchangeable for shares of our Class A common stock owned by Verizon, Verizon has the right to request that we file a registration statement relating to the conversion or exchange of the securities issued by Verizon or its affiliates provided that the number of shares requested to be registered is in excess of a specified minimum.

        We will pay all expenses incurred in connection with the filings described above, except for underwriter discounts and commissions, which will be paid by each of the selling stockholders.

  Recapitalization Agreement

        On June 23, 2000, GTE Corporation executed a recapitalization agreement in connection with its receipt of our Class B common stock. Under this agreement, GTE Corporation exchanged all of its shares of our common stock for shares of Class B common stock that represented 9.5% of the total number of shares of our common stock outstanding immediately after the completion of our initial public offering. The recapitalization agreement contains customary representations and warranties, including with respect to the issuance of the Class B common stock. The agreement also contains the provisions relating to the following:

        Genuity Right of First Offer.    Under the terms of the Federal Communications Commission order, if Verizon seeks to sell some or all of its shares of our Class B common stock, or the shares of our Class A common stock received by it on conversion of all or some of its shares of our Class B common stock, after eliminating the applicable Section 271 restrictions as to at least 50% but less than 95% of Bell Atlantic in-region lines, Verizon will first offer to sell those shares to us with the purchase price payable in the form of an unsubordinated, marketable debt instrument of Genuity with a fair market value equal to its face value. Our issuance to Verizon of such a debt instrument shall constitute an exception to any limitation on the aggregate amount of our debt that Verizon may hold pursuant to the Federal Communications Commission order. This debt instrument will bear interest at a commercially reasonable rate, comparable to rates under similar instruments held by companies with debt ratings comparable to ours, with a commercially reasonable time for repayment. The purchase price for all of the shares of Class B common stock will be equal to the lower of (a) the fair market value of those shares as determined by a nationally recognized independent investment banker selected jointly by Verizon and us or (b) the sum of:

  •
  the value of a 10% equity interest in us at the time of such sale, based on the average of the closing prices of the Class A common stock on the thirty trading days prior to the date Verizon offers the shares to us; and

  •
  the amount Verizon would have had on the date of the completion of the sale if it had taken the amount of its initial investment in us above a 10% equity interest, based on the initial public offering price for our Class A common stock of $11.00 per share, and invested such amount at the time of the closing of such offering in the S&P 500 Index.

        Verizon has agreed to grant any consent necessary for us to be able to complete the purchase of their Class B common stock.

        If Verizon sells all of its Class B common stock, except an amount that can be converted into a 10% interest, the purchase price under clause (b) above shall be only the amount described in the second bullet. We are required to notify Verizon of our intent to purchase the shares within ninety days after their offer to us. If we decide to purchase the shares, we will have 180 days from the date of the offer to complete the purchase.

        If we decline to purchase the shares or fail to complete the purchase, Verizon will transfer the shares to a disposition trustee selected in accordance with the rules of the Federal Communications Commission, who will attempt to sell the shares to a third party. As required by the Federal Communications Commission order, Verizon is not entitled to proceeds from the third party sale that exceed an amount determined in the same manner as the amount for which we could have purchased the shares as described in clause (b) above, and Verizon shall remit to the United States Treasury any proceeds in excess of that amount, as adjusted to reflect taxes on that amount, or such lesser amount as the Federal Communications Commission may determine.

        Receipt of Portion of Class B Common Stock Appreciation Upon Conversion or Sale by Verizon.    After Verizon has eliminated applicable Section 271 restrictions as to 100% of Bell Atlantic in-region lines, Verizon may increase its ownership of our capital stock to an amount in excess of 10% by converting its shares of our Class B common stock into either Class A common stock or Class C common stock. Under the Federal Communications Commission order, Verizon must at the time of this conversion, or at the time of a sale of its shares of our Class B common stock after it has eliminated applicable Section 271 restrictions as to at least 95% of Bell Atlantic in-region lines, elect either:

  •
  to make a payment to us for distribution to the holders of our Class A common stock; or

  •
  to adjust the applicable conversion ratios by receiving fewer shares of our Class A common stock or Class C common stock than it would otherwise be entitled to upon conversion, in which case we would distribute the shares relinquished by Verizon to the holders of our Class A common stock.

        In either event, the holders of our Class A common stock will receive a portion of the appreciation of the shares of our Class B common stock converted by Verizon.

        Verizon will use the following calculation to determine the amount of the cash paid to us or the number of shares of Class A common stock or Class C common stock relinquished by it upon conversion:

        First, Verizon will engage a nationally recognized investment banker that has no prior association with Verizon to determine the total appreciation of its shares of our Class B common stock. The appreciation will be determined in proportion to the appreciation in the publicly traded Class A common stock as adjusted, if necessary, to eliminate any increase reflecting the anticipation of the payment or conversion change and distribution contemplated by this paragraph, minus the initial value of our Class B common stock held by Verizon on an as-converted basis, based on the initial public offering price of our Class A common stock of $11.00 per share.

        Second, the appreciation that would be attributable to a 10% interest in us will be subtracted from the total appreciation.

        Third, as of each anniversary of the closing of our initial public offering, a percentage will be determined equal to 25%, which the Federal Communications Commission has determined to be a reasonable approximation of the portion of our business in the region of Bell Atlantic, multiplied by a fraction, the numerator of which is the number of Bell Atlantic in-region lines as to which applicable Section 271 restrictions have not been eliminated and the denominator of which is the total number of Bell Atlantic in-region lines. Those annual percentages will be averaged.

        Finally, the amount of the cash that Verizon will pay to us or the number of shares of Class A common stock or Class C common stock that it will relinquish is equal to the average percentage multiplied by the appreciation as determined using the calculation explained in the prior paragraphs. If Verizon chooses to make a cash payment to us for distribution to the holders of Class A common stock, this amount will be tax adjusted to reflect the fact that Verizon would have to pay taxes if it sold our common stock or other assets to raise the capital required for this payment. If Verizon chooses instead to receive fewer shares of Class A common stock or Class C common stock, the amount of appreciation that Verizon will forego will be converted into a number of shares of our Class A common stock that will be distributed to the other holders of Class A common stock.

        Right to Purchase Additional Shares Upon Conversion.    If at any time during the one year following the conversion by Verizon or its affiliates of any shares of Class B common stock Verizon and its affiliates control shares of Class A common stock and Class C common stock that together equal or exceed 70% of the total number of shares of common stock then outstanding, Verizon will have the right during the one year following the conversion to acquire from us a number of shares of Class A common stock so that, immediately after the acquisition, Verizon and its affiliates combined ownership of our Class A common stock and Class C common stock will be equal to 80% of the total number of shares of common stock then outstanding. For purposes of calculating in the preceding sentence the total number of shares of common stock outstanding (1) shares of Class B common stock that can never be converted into more than their proportionate share of 10% of our total common stock outstanding shall be considered to have been converted on that basis and (2) other shares of Class B common stock shall be considered to have been converted to the maximum extent permitted under our certificate of incorporation. This right to purchase additional shares may be exercised only one time. The price payable per share in this purchase would consist of cash, stock or other property with a fair market value equal to the average of the closing prices for the Class A common stock for the thirty trading days immediately preceding the date of the purchase. In the event Verizon elects to pay the purchase price in property, the fair market value of such property will be established by an appraisal conducted by a nationally recognized appraiser chosen by our independent directors. Verizon shall not be permitted to pay the purchase price in property if our independent directors determine that:

  •
  our ownership of such property will violate applicable law, including without limitation any federal or state regulations applicable to us; or

  •
  the property is not reasonably useful to us in light of our then existing business plan.

        Consent Requirements.    The recapitalization agreement contains provisions requiring us to obtain the consent of Verizon prior to taking the following actions:

  •
  making any acquisition or series of related acquisitions for consideration that exceeds 20% of our market capitalization at the time of such acquisition or, if earlier, upon our entering into an agreement to effect the acquisition, where market capitalization is determined by multiplying the closing price of our Class A common stock on the date of determination by the number of shares of common stock outstanding on that date, assuming for purposes of this calculation that (1) shares of Class B common stock that can never be converted into more than their proportionate share of 10% of our total common stock outstanding shall be considered to have been converted on that basis and (2) other shares of Class B common stock shall be considered to have been converted to the maximum extent permitted under our certificate of incorporation;

  •
  making any acquisition for consideration in excess of $100 million or entering into any joint venture in which our investment is more than $100 million, in each case that is not closely related to our business;

  •
  making any disposition or series of related dispositions for consideration in excess of 20% of our market capitalization at the time of such disposition or, if earlier, of our entering into an agreement to effect such disposition;

  •
  incurring indebtedness (including capital leases, guarantees of indebtedness of others, letters of credit and indebtedness acquired in connection with any acquisition, but excluding trade accounts payable) (1) in any calendar year that exceeds $3.85 billion, net of any indebtedness repaid during that same calendar year, or (2) at any time, if immediately after the incurrence thereof, our indebtedness would exceed $11.0 billion;

  •
  entering into any agreement or arrangement that (1) binds or purports to bind, or following conversion, would bind or purport to bind, Verizon or any of its affiliates, or (2) contains provisions that trigger a default or require a material payment when Verizon exercises its rights to convert the Class B common stock;

  •
  declaring extraordinary dividends or making other extraordinary distributions to the holders of our capital stock;

  •
  issuing any equity securities or securities convertible or exercisable into equity securities except for:

  (1)
  equity securities issued in connection with acquisitions, in an aggregate amount not to exceed 30% of the shares of common stock outstanding upon the completion of our initial public offering;

  (2)
  equity securities issued to fund operating needs, including capital expenditures, in an aggregate amount not to exceed 5% of the shares of common stock outstanding upon the completion of our initial public offering;

  (3)
  equity securities issued or granted to our employees, provided that:

  (a)
  the number of equity securities issued or granted to individuals who were employees on April 6, 2000 does not exceed in the aggregate 5% of the shares of common stock outstanding upon the completion of our initial public offering;

  (b)
  the number of equity securities issued or granted to individuals who first became our employees within nine months of April 6, 2000, other than individuals who became our employees as a result of their former employer being acquired by us, does not exceed in the aggregate 1% of the shares of common stock outstanding upon the completion of our initial public offering;

  (c)
  the number of equity securities issued or granted to individuals who become our employees beginning on or after January 6, 2001, other than individuals who become our employees as a result of their former employer being acquired by us, does not exceed in the aggregate 2.95% of the shares of common stock outstanding upon the completion of our initial public offering;

  (d)
  the number of equity securities issued or granted to non-employee directors does not exceed in the aggregate 0.05% of the shares of common stock outstanding upon the completion of our initial public offering;

  (e)
  the number of equity securities issued to a trustee or other fiduciary, or granted or reserved for issuance to our employees described in the previous clauses (a), (b) and (c) in connection with our 401(k) or any similar plan does not exceed 0.5% of the shares outstanding upon completion of our initial public offering; and

  (f)
  the number of equity securities issued or granted to individuals who become our employees as a result of their former employer being acquired by us, including equity securities issued, granted or reserved for issuance to a trustee or other fiduciary or to our employees described in clause (e) in connection with our 401(k) or any similar plan, does not exceed 6% multiplied by the total of: (i) the number of shares of common stock outstanding upon the completion of our initial public offering, plus (ii) the number of shares issued in connection with acquisitions completed by us, minus (iii) the aggregate number of shares of common stock that may be issued under clauses (a), (b), (c), (d) and (e) above.

        For the purpose of calculating the percentage of the shares of common stock outstanding upon the completion of our initial public offering in subsections (1), (2) and (3) above, all shares of Class B common stock shall be deemed to have been converted into shares of Class A common stock to the maximum extent permitted under our certificate of incorporation. If options expire or terminate after being granted under subsection (3) above, those shares become available for any of the purposes stated in subsections (1) through (3).

        We will not be required to obtain the consent of Verizon to take the above actions if at any time:

  •
  Verizon and its affiliates collectively do not have the right to vote more than 50% of the then outstanding shares of Class B common stock; or

  •
  the shares of common stock that Verizon and its affiliates collectively own would constitute 10% or less of our then outstanding common stock on an as converted basis; or

  •
  any person and its affiliates, other than Verizon and its affiliates, collectively own more than 50% of the then outstanding shares of Class B common stock.

        Verizon may assign these consent rights to a third party who may exercise them so long as the third party directly or indirectly:

  •
  owns and has the right to vote more than 50% of the then outstanding shares of our Class B common stock; and

  •
  owns or has the right to acquire more than 50% of our then outstanding common stock on an as converted basis.

        For purposes of calculating the ownership of our common stock on an as converted basis in the two preceding paragraphs, the shares of Class B common stock that can never be converted into more than their proportionate share of 10% of our total common stock outstanding shall be considered to have been converted on that basis. All other shares of our Class B common stock shall be considered to have been converted to the maximum extent permitted under our certificate of incorporation.

  Indemnification Agreements

        In connection with our initial public offering, we transferred contracts to newly formed limited liability companies that are now a part of Verizon. The transferred contracts, entered into with the United States government, include primarily research and development contracts in the areas of mobile networking, speech and language processing, applied physics and acoustic signal processing, as well as contracts for the management of government data networks. Simultaneously with the transfer, we entered into indemnification agreements that provide that Verizon shall indemnify us for any claims arising under these contracts.

TELUS Agreement

        GTE Corporation granted the exclusive right to our trademarks and to all proprietary technology that we had developed prior to the date of our initial public offering to TELUS Corporation for use solely in Canada for the provision of telecommunications services, including Internet services. We have entered into a licensing arrangement with TELUS Corporation to grant it similar rights with respect to all trademarks and proprietary technology that we develop or acquire after June 30, 2000. The TELUS agreement would also limit our ability to directly provide Internet services in Canada. In addition, Genuity and TELUS Corporation have entered into several commercial agreements in the ordinary course of business.

INDEPENDENT PUBLIC ACCOUNTANTS

        Upon recommendation of our Audit Committee, our Board has selected Ernst & Young LLP, certified public accountants, as independent auditors for Genuity for the fiscal year ending December 31, 2002. Arthur Andersen LLP audited our financial statements for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen LLP and Ernst & Young LLP will be present at the annual meeting, and they will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Replacement of Independent Public Accountants

        On March 25, 2002, our Audit Committee recommended and our Board of Directors approved of the dismissal of Arthur Andersen LLP as our independent auditor. On March 25 2002, our Audit Committee recommended and our Board of Directors approved the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2002.

        The audit reports of Arthur Andersen LLP on the financial statements of Genuity Inc. as of, and for, the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        There were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in the two most recent fiscal years and the subsequent interim period through April 4, 2002, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Furthermore, Arthur Andersen LLP has not advised the Company that:

1)
internal controls necessary to develop reliable financial statements did not exist; or

2)
information has come to the attention of Arthur Andersen LLP which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3)
the scope of the audit should be expanded significantly, or information has come to the attention of Arthur Andersen LLP that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2001 or made it unwilling to rely on management's representations or to be associated with the financial statements prepared by management; or

4)
information has come to the attention of Arthur Andersen LLP that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued, or to be issued from the fiscal year ended December 31, 2001 through the date of this Form 8-K that has not been resolved to Arthur Andersen LLP's satisfaction or which would have prevented Arthur Andersen LLP from rendering an unqualified audit report on such financial statements.

        There were no other "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K occurring within the Registrant's two most recent fiscal years and the subsequent interim period ending April 4, 2002.

        During the Registrant's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through April 4, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulations S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our Class A common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten-percent beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms we have received, we believe that all of our officers, directors and greater than ten-percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2001.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

        In accordance with a notice sent to certain street name shareholders of our Class A common stock who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2001 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as "householding", is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report on Form 10-K for the year ended December 31, 2001, he or she may contact Genuity Shareholder Relations by calling 781-865-3544, or by writing to Genuity Shareholder Relations, 225 Presidential Way, Woburn, MA 01801 U.S.A., and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Genuity Shareholder Relations using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Genuity Shareholder Relations at the above telephone number or address.

PROXY SOLICITATION COSTS

        We will bear all the costs of the solicitation of proxies. Our Board of Directors may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and we may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. In addition to the solicitation of proxies by mail, we may use the services of our directors, officers and regular employees (for which no additional compensation is received) to solicit proxies personally or by mail or telephone. We have also retained D.F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $7,500 plus expenses.

STOCKHOLDER PROPOSALS

        We currently expect to hold our next annual meeting of stockholders in May 2003 and to begin printing and mailing the proxy statement and form of proxy to be furnished to all stockholders entitled to vote at such meeting in April 2003. To be eligible for inclusion in the proxy statement for our 2003 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices not later than December 10, 2002. Those stockholder proposals that are not intended to be included in our proxy statement for such meeting, but that are intended to be presented by the stockholder at such annual meeting of stockholders, must be received not earlier than the close of business on January 16, 2003 and not later than the close of business on February 15, 2003. If a stockholder wishing to present a proposal at our 2003 annual meeting of stockholders fails to notify us by February 15, 2003, the proxies that our management receives for the annual meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested.

OTHER MATTERS

        The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter. However, if any such other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

GNT-PS-02

DETACH HERE

PROXY

GENUITY INC.
225 Presidential Way
Woburn, MA 01801 USA
Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders, May, 16, 2002

        The undersigned hereby appoint(s) Paul R. Gudonis and Ira H. Parker, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Genuity Inc., to be held at the Westin Grand Hotel, 2350 M Street, NW, Washington, D.C. USA on Thursday, May 16, 2002 at 8:00 a.m., local time and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR" PROPOSAL 1 AND PROPOSAL 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Please mark, sign, date and return this proxy promptly, using the enclosed envelope. No postage is required if mailed in the United States.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

GENUITY INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/genu
3.	Enter your Voter Control Number located on your Proxy Card above your name.	3.	Enter your Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important!		Your vote is important!
Call 1-877-PRX-VOTE anytime!		Go to http://www.eproxyvote.com/genu anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark votes as in this example.
								FOR	AGAINST	ABSTAIN
1.	To elect four directors as Class II Directors to serve for three-year terms.					2.
							To approve amendments to the Amended and Restated Certificate of Incorporation of Genuity, to be filed at the discretion of the Board of Directors, to effect a reverse stock split of all of the outstanding shares of Class A and Class B common stock at each whole number ratio from and including two-to-one through and including twenty-to-one.	☐	☐	☐
	Nominees:	(01) Paul J. Collins, (02) John H. Dasburg, (03) Gordon Eubanks, (04) Benson P. Shapiro
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above					WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
							MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please have signed in full corporate or partnership name by an authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF 2002 ANNUAL MEETING OF CLASS A AND CLASS B STOCKHOLDERS May 16, 2002 8:00 a.m.
GENUITY INC.
PROXY STATEMENT ANNUAL MEETING OF CLASS A AND CLASS B STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES FOR CLASS II DIRECTORS—TERMS EXPIRING 2005
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2004
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2003
CLASS B DIRECTOR ELECTED ANNUALLY BY THE CLASS B STOCKHOLDERS
INFORMATION REGARDING OTHER EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION REPORT
PROPOSAL TWO: AMENDMENTS TO GENUITY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
PROXY SOLICITATION COSTS
STOCKHOLDER PROPOSALS
OTHER MATTERS